      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 2004

                                                      Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                NATCO GROUP INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        22-2906892
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                         2950 NORTH LOOP WEST, 7TH FLOOR
                              HOUSTON, TEXAS 77092
          (Address of principal executive offices, including zip code)

                                -----------------

                            2004 STOCK INCENTIVE PLAN
                      INDIVIDUAL STOCK OPTION ARRANGEMENTS
                            (Full title of the plan)

                               KATHERINE P. ELLIS
                             SENIOR VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                         2950 NORTH LOOP WEST, 7TH FLOOR
                              HOUSTON, TEXAS 77092
                     (Name and address of agent for service)

                                 (713) 683-9292
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
              TITLE OF                     MAXIMUM        PROPOSED MAXIMUM    PROPOSED MAXIMUM
          SECURITIES TO BE              AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
             REGISTERED                REGISTERED (1)        PER SHARE       OFFERING PRICE (2)  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Individual Stock Option                304,915 Shares          $5.03           $ 1,533,722.45        $ 194.32
   Arrangements - Common Stock,
   $0.01 par value.............
-----------------------------------------------------------------------------------------------------------------
2004 Stock Incentive Plan -
   Common Stock, $0.01 par
   value.......................        600,000 Shares         $7.47(2)         $4,482,000.00         $ 567.87
-----------------------------------------------------------------------------------------------------------------
Total..........................        904,915 Shares                          $6,015,722.45         $ 762.19
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Individual Stock Option Arrangements or the 2004 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Specifically, the offering price per share is based on the average of the high and low prices of NATCO Group Inc. Common Stock reported on the New York Stock Exchange as of June 29, 2004.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission by NATCO Group Inc. are incorporated by reference and made a part of this registration statement.

    o   Annual Report on Form 10-K for the year ended December 31, 2003.

    o   Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

    o   Current Reports on Form 8-K dated February 25, March 17 and May 5, 2004.

    o The description of the common stock contained in the Registration Statement on Form 8-A, File No. 1-15603, filed with the SEC on January 5, 2000 and any subsequent amendment filed for the purpose of updating the description.

All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference of this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Katherine P. Ellis, NATCO's General Counsel, will pass upon the validity of the issuance of the common stock offered by this registration statement for NATCO Group Inc. As of June 30, 2004, Ms. Ellis had the right to acquire 40,000 shares of NATCO's common stock through the exercise of options, 10,000 of which are vested currently. Ms. Ellis is eligible to receive grants and awards under the 2004 Stock Incentive Plan, if and as authorized by the Governance, Nominating and Compensation Committee of NATCO's Board of Directors.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may be hereafter amended (the "DGCL"), no director of NATCO Group shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Article VI of our Amended and Restated Bylaws, as amended, also provides that we may maintain insurance, at our own expense, to protect us and any director, officer, employee or agent of us or of another entity against any expense, liability, or loss, regardless of whether we would have power to indemnify such person against such expense, liability or loss under the DGCL.

Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of that corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if that person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by (i) the stockholders, (ii) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (iii) a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iv) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145 of the DGCL also empowers us to purchase and maintain insurance on behalf of any person who is or was an officer or director of NATCO Group against liability asserted against or incurred by him in any such capacity, whether or not we would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

In addition, we have entered into indemnification agreements with our directors and certain of our officers. These indemnification agreements, among other things, indemnify our directors and such officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such person in any action, including in some circumstances an action by or in the right of us, in connection with the good faith performance of their duties as a director or such officer. The indemnification agreements also provide for the advance payment by us of defense expenses incurred by the director or such officer; however, the affected director or officer must undertake to repay such amounts if it is ultimately determined that such director or officer is not entitled to be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Unless otherwise indicated below as being incorporated by reference to another filing of NATCO Group Inc. with the Securities and Exchange Commission, each of the following exhibits is filed with this registration statement:

        4.1 Restated Certificate of Incorporation of NATCO Group Inc., as amended (filed as Exhibit 3.1 to our registration statement on Form S-1 (No. 333-48851) and incorporated in this registration statement by reference).

        4.2 Composite Amended and Restated Bylaws of NATCO Group Inc., as amended (filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q for the period ended March 31, 2003 and incorporated in this registration statement by reference).

        4.3 Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to our registration statement on Form S-1 (No. 333-48851) and incorporated in this registration statement by reference).

        4.4 Specimen Common Stock certificate (filed as Exhibit 4.1 to our registration statement on Form S-1 (No. 333-48851) and incorporated in this registration statement by reference).

        4.5 Certificate of Designations of Series B Convertible Preferred Stock (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on March 27, 2003 and incorporated in this registration statement by reference).

        4.6     NATCO Group Inc. 2004 Stock Incentive Plan.

        4.7 Form of Individual Stock Option Arrangement entered into between NATCO Group Inc. and certain employees Stock (filed as Exhibit
                10.4 to our registration statement on Form S-8 (No. 333-32020) and incorporated in this registration statement by reference).

        4.8 Form of Stock Option Agreement entered into between NATCO Group Inc. and Nathaniel A. Gregory with respect to certain stock option grants (filed as Exhibit 10.13 to our registration statement on Form S-1 (No. 333-48851) and incorporated in this registration statement by reference).

        5.1 Opinion of Katherine P. Ellis, Senior Vice President, Secretary and General Counsel, NATCO Group Inc.

       23.1     Consent of Independent Registered Public Accounting Firm, KPMG
                LLP.

       23.2 Consent of Katherine P. Ellis, Senior Vice President, Secretary and General Counsel, NATCO Group Inc. (included in Exhibit 5.1).

       24.1 Powers of Attorney (included on the signature page to this registration statement).

ITEM 9. UNDERTAKINGS

a. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b. INCORPORATION OF SUBSEQUENT FILINGS BY REFERENCE. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
            Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c. FORM S-8 FILING. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 6th day of July, 2004.

                                          NATCO Group Inc.

                                          By: /s/ Nathaniel A. Gregory
                                              -----------------------------
                                              Nathaniel A. Gregory
                                              Chief Executive Officer and
                                              Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathaniel A. Gregory, Richard W. FitzGerald and Katherine P. Ellis as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of July, 2004.

          SIGNATURE                                  TITLE
          ---------                                  -----

   /s/ Nathaniel A. Gregory            Chairman of the Board and Chief
-------------------------------          Executive Officer (Principal
     Nathaniel A. Gregory                     Executive Officer)


  /s/ Richard W. FitzGerald                Senior Vice President and
-------------------------------             Chief Financial Officer
    Richard W. FitzGerald                (Principal Financial Officer)


      /s/ Ryan S. Liles                  Vice President and Controller
-------------------------------         (Principal Accounting Officer)
        Ryan S. Liles


      /s/ Keith K. Allan                           Director
-------------------------------
        Keith K. Allan


   /s/ Thomas R. Bates, Jr.                        Director
-------------------------------
     Thomas R. Bates, Jr.


      /s/ John U. Clarke                           Director
-------------------------------
        John U. Clarke


  /s/ George K. Hickox, Jr.                        Director
-------------------------------
    George K. Hickox, Jr.


   /s/ Patrick M. McCarthy                  Director and President
-------------------------------
     Patrick M. McCarthy


 /s/ Herbert S. Winokur, Jr.                       Director
-------------------------------
   Herbert S. Winokur, Jr.

                                INDEX TO EXHIBITS

      4.1 Restated Certificate of Incorporation of NATCO Group Inc., as amended (filed as Exhibit 3.1 to our registration statement on Form S-1 (No. 333-48851) and incorporated in this registration statement by reference).

      4.2 Composite Amended and Restated Bylaws of NATCO Group Inc., as amended (filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q for the period ended March 31, 2003 and incorporated in this registration statement by reference).

      4.3 Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to our registration statement on Form S-1 (No. 333-48851) and incorporated in this registration statement by reference).

      4.4 Specimen Common Stock certificate (filed as Exhibit 4.1 to our registration statement on Form S-1 (No. 333-48851) and incorporated in this registration statement by reference).

      4.5 Certificate of Designations of Series B Convertible Preferred Stock (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on March 27, 2003 and incorporated in this registration statement by reference).

      4.6   NATCO Group Inc. 2004 Stock Incentive Plan.

      4.7 Form of Individual Stock Option Arrangement entered into between NATCO Group Inc. and certain employees Stock (filed as Exhibit 10.4 to our registration statement on Form S-8 (No. 333-32020) and incorporated in this registration statement by reference).

      4.8 Form of Stock Option Agreement entered into between NATCO Group Inc. and Nathaniel A. Gregory with respect to certain stock option grants (filed as Exhibit 10.13 to our registration statement on Form S-1 (No. 333-48851) and incorporated in this registration statement by reference).

      5.1 Opinion of Katherine P. Ellis, Senior Vice President, Secretary and General Counsel, NATCO Group Inc.

     23.1   Consent of Independent Registered Public Accounting Firm, KPMG LLP.

     23.2 Consent of Katherine P. Ellis, Senior Vice President, Secretary and General Counsel, NATCO Group Inc. (included in Exhibit 5.1).

     24.1 Powers of Attorney (included on the signature page to this registration statement).